UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 4, 2007

TERABEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

2115 O’Nel Drive, San Jose, CA	95131
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 731-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders.

See the disclosure material contained below under Item 5.03.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2007, Terabeam, Inc. (the “Company”) issued a press release stating that it would be changing its corporate name to “Proxim Wireless Corporation” effective September 10, 2007.

The Company will change its corporate name by means of a merger of its wholly owned Delaware corporate subsidiary Proxim Wireless Corporation with and into the Company.  To effect that merger, the Company has filed a certificate of ownership and merger with the Secretary of State of the State of Delaware.  That certificate states that the current certificate of incorporation of the Company will continue as the certificate of incorporation of the Company after the merger, except that the current certificate of incorporation of the Company will be amended in the merger so that the corporate name of the Company after the merger will be “Proxim Wireless Corporation” instead of “Terabeam, Inc.”  The certificate of ownership and merger states that the effective date and time of the merger and related name change will be 12:01 a.m. Eastern Time on Monday, September 10, 2007.

Except for this change in corporate name, the Company’s capital stock will not be affected by this merger.

The foregoing description of the certificate of ownership and merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the certificate of ownership and merger, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference.  A copy of the press release issued by the Company on September 4, 2007 referenced above is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERABEAM, INC.

Dated: September 6, 2007	By:	/s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

3.1	Certificate of Ownership and Merger as filed with the Delaware Secretary of State on September 4, 2007

99.1	Press release dated September 4, 2007

2